Exhibit 10.3

LEASE

THIS LEASE is made on this 1St day of May, 2005, by and between, Vasona Business Park (hereinafter called "Lessor") and Procera Networks (hereinafter called "Lessee").
IN CONSIDERATION OF THE MUTUAL PROMISES HEREIN CONTAINED, THE PARTIES AGREE AS FOLLOWS:

1.              Premises, Lessor leases to Lessee and Lessee leases from Lessor, upon the terms and conditions herein set forth, those certain premises ("Premises") situated in the City of Los Gatos, County of Santa Clara, California, as outlined in Exhibit "A" attached and described as: approximately 11,772 square feet of that larger 33,020 square foot building commonly known as 100C Cooper Ct., Los Gatos, California. 95032
2.              Term. The term of this Lease shall be for Thirty-seven (37) months commencing on June 1, 2005, and ending on June 30, 2008 unless sooner terminated pursuant to any provisions hereof.
3.              Rent. Lessee shall pay to Lessor rent for the Premises of Twelve Thousand Nine Hundred and Forty-Nine Dollars ($12,949.00) per month in lawful money of the United States of America, subject to adjustment or offset, prior notice or demand, at such place as may be designated from time to time by Lessor as follows: $12,949.00 shall be paid upon execution of the Lease, which sum represents the amount of the second month's rent, A deposit of $15,304.00 as a Security Deposit shall be made by Lessee and held by the Lessor pursuant to Paragraph 5 of this Lease, and shall also be paid upon execution of the Lease, If Lessee is not in default of any provisions of this Lease, this sum, without interest thereon, shall be applied toward the rent due for the last month of the term of this Lease or the extended term, pursuant to any extension of the initial term in accordance with the provisions of this Lease. $12,949.00 shall be paid on July 1, 2005 and in advance of the first (1st) day of each month until June 30, 2006. $14,126.00 shall be paid on July 1, 2006 and in advance of the first day of each month until June 30, 2007. $15,304.00 shall be paid on July 1, 2007, and in advance of the first day of the each month until June 30, 2008.
Rent for any period during the term hereof which is for less than one (1) full month shall be a pro-rata portion of the monthly rent payment. Lessee acknowledges that late payment by Lessee to Lessor of rent or any other payment due Lessor will cause Lessor to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix, Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Lessor by the terms of any encumbrances and note secured by any encumbrance covering the Premises. Therefore, if. any installment of rent or other payment due from Lessee is not received by Lessor within five (5) days following the date it is due and payable, Lessee shall pay to Lessor an additional sum of five (5%) percent of the overdue amount as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Lessor will incur by reason of late payment by Lessee. Acceptance of any late charge shall not constitute a waiver of Lessee's default with respect to the overdue amount, nor prevent Lessor from exercising any of the other rights and remedies available to Lessor.
If for any reason whatsoever, Lessor cannot deliver possession of the Premises on the commencement date set forth in Paragraph 2 above, this Lease shall not be void or voidable, nor shall Lessor be liable to Lessee for any loss or damage resulting therefrom; but in such event, Lessee shall not be obligated to pay rent until possession of the Premises is tendered to Lessee and the commencement and termination dates of this Lease shall be revised to conform to the date of Lessor's delivery of possession. Notwithstanding the foregoing sentence, Lessor shall permit Lessee to enter and occupy the Premises (Early Access) prior to the commencement date of this term, subject to all of the provisions of this Lease, except for the obligation to pay rent which Lessee shall not be called upon to pay until July 1,  2005. Lessee's occupancy of the Premises during the early occupancy period shall in no way interfere  with or delay Lessor's clean-up, construction and installation of the tenant improvements described in  Paragraph of this Lease, and Lessee shall hold Lessor harmless from such delay caused by, or due to the  fault of Lessee.  Lessee agrees to provide Lessor with insurance required in Paragraphs 10A, 10B and 10D prior to occupancy.
B. All taxes, insurance premiums, Outside Area Charges, late charges, costs and expenses which Lessee is required to pay hereunder, together with all interest and penalties that may accrue thereon in the event of Lessee's failure to pay such amounts, and all reasonable damages, costs and attorney's fees and expenses which Lessor may incur by reason of any default of Lessee or failure on Lessee's part to comply with the terms of this Lease, shall be deemed to be additional rent ("Additional Rent") and, in the event of non-payment by Lessee, Lessor shall have all of the rights and remedies with respect thereto as Lessor has for the non-payment of the monthly installment of rent.
4.               Option to Extend Term.
A. Lessee shall have the option to extend the term on all the provisions contained in this Lease for one (1) three (3) year period ("extending term(s)") at an adjusted rental calculated as provided in Subparagraph B below on the condition that:
(1)       Lessee has given to Lessor written notice of exercise six (6) months prior to the expiration of the initial term or extended term as the case may be.
(2)       Lessee is not in default in the performance of any of the terms and conditions of the Lease on the date of giving the option Notice, and Lessee is not in default on the date the extended  term is to commence.
B. Monthly rent for the extended term shall be at ninety-five (95%) of the then market rate  for similar buildings in the Los Gatos/Campbell area.
C. In no event shall the monthly rent for any extended term be less than the monthly rent paid immediately prior in such extended term.

5.              Security Deposit. Lessor acknowledges that Lessee has deposited with Lessor a Security Deposit in the sum of $15,304.00 to secure the full and faithful performance by Lessee of each term, covenant, and condition of this Lease. If Lessee shall at any time fail to make any payment or fail to keep or perform any term, covenant, or condition on its part to be made or performed or kept under this Lease, Lessor may, but shall not be obligated to and without waiving or releasing Lessee from any obligation under this Lease, use, apply, or retain the whole or any part of said Security Deposit (a) to the extent of any sum due to Lessor; or (b) to make any required payment on Lessee's behalf; or (c) to compensate Lessor for any loss, damage, attorneys' fees or expense sustained by Lessor due to Lessee's default. In such event, Lessee shall within five (5) days of written demand by Lessor, remit to Lessor sufficient funds to restore the Security Deposit to its original sum. No interest shall accrue on the Security Deposit. Should Lessee comply with all the terms, covenants and conditions of this Lease and at the end of the term of this Lease leave the Premises in the condition required by this Lease, then said Security Deposit or any balance thereof, less any sums owing to Lessor, shall be returned to Lessee within fifteen (15) days after the termination of this Lease and vacancy of the Premises by Lessee. Lessor can maintain the Security Deposit separate and apart from Lessor's general funds, or can commingle the Security Deposit with Lessor's general and other funds.
6.              Use of the Premises. The Premises shall be used exclusively for the purpose of general office, research and development, software development and test, light assembly, warehousing, engineering, sales and distribution and any other related lawful purpose in conformity to municipal zoning requirements.
Lessee shall not use, or permit the Premises, or any part thereof, to be used, for any purpose or purposes other than the purpose for which the Premises are hereby leased; and no use shall be made or permitted to be made of the Premises, nor acts done, which will increase the existing rate of insurance upon the building in which the Premises are located, or cause a cancellation of any insurance policy covering said building, or any part thereof, nor shall Lessee sell, or permit to be kept, used or sold, in or about the Premises, any article which may be prohibited by the standard form of fire insurance policies. Lessee shall not commit, or suffer to be committed, any waste upon the Premises, or any public or private nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant in the building in which the Premises are located; nor, without limiting the generality of the foregoing, shall Lessee allow the premises to be used for any improper, unlawful or objectionable purpose.
7.              Hazardous Materials.
Lessor hereby represents to Lessee that to the best of Lessor's knowledge, there is no toxic waste, spillage, or other contaminants, including asbestos, present in or about the Premises or the  building thereon as of the date of execution of this Lease. Lessee shall not place any harmful liquids in     the drainage system of the Premises or of the building of which the Premises forms a part. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises outside o the building proper except in trash containers placed inside exterior enclosures designated for the purpose by Lessor, or inside the building proper where designated by Lessor. No materials, supplies, equipment,finished or semi-finished products, raw materials or articles of any nature shall be stored upon or permitted to remain on any portion of the Premises outside of the building.
Should, at any time during the term of this Lease, or for a period of five (5) years after termination or expiration of this Lease, there be charges or findings of toxic waste, spillage, or other contaminants found by a governmental agency to be hazardous and requiring removal or remedial work of the same, and it is determined that Lessee is the cause, Lessee hereunder shall hold Lessor harmless from all claims, obligations, liabilities and costs, including reasonable attorney's fees, for the removal, remedial work, or other action required by the governmental agency so prescribing said action, or any other agency having jurisdiction unless Lessee can demonstrate that such toxic waste, spillage, or other contaminants did not occur as a result of Lessee's operations while occupying the Premises. If, at any time during the term of this Lease, Lessor suspects that toxic waste, spillage, or other contaminants may be present on the Premises, Lessor may order a soils report, or its equivalent, at Lessee's expense and if it is determined that Lessee is the cause, Lessee shall pay such costs within fifteen (15) days from the date of invoice by Lessor. If any such toxic waste, spillage, or other contaminants are found upon the Premises, Lessee shall deposit with Lessor, within fifteen (15) days of notice from Lessor to Lessee to do so, the amount necessary to remove such substances and remedy the problem, if it is proven that Lessee is responsible for such toxic waste, spillage or contaminants.
Lessee shall abide by all laws, ordinances and statutes, as they now exist or may hereafter be enacted by legislative bodies having jurisdiction thereof, relating to its use and occupancy of the Premises.
A.              Definitions. As used herein, the term "Hazardous Material" shall mean any substance or material which has been determined by any state, federal or local governmental authority to be capable of posing a risk of injury to health, safety or property including all of those materials and substances designated as hazardous or toxic by the Environmental Protection Agency, the California Water Quality Control Board, the Department of Labor, the California Department of Industrial Relations, the Department of Transportation, the Department of Agriculture, the Consumer Product Safety Commission, the Department of Health and Human Services, the Food and Drug Agency or any other governmental agency now or hereafter authorized to regulate materials and substances in the environment. Without limiting the generality of the foregoing, the term "Hazardous Material" shall include all of those materials and substances defined as "Toxic Materials" in Section 66680 through 66685 of Title 22 of the California Administrative Code, Division 4, Chapter 30, as the same shall be amended from time to time.
B.              Use Restriction. Lessee shall not cause or permit any Hazardous Material to be used, stored, or disposed of in or about the Premises except in strict accordance with all laws and ordinances governing Hazardous Materials. The appearance of any Hazardous Material on or about the Premises which is caused or permitted by Lessee shall be deemed an Event of Default. If the presence of Hazardous Material on or about the Premises which is caused or permitted by Lessee results in contamination of the Premises or any soil in or about the Premises or groundwater under the Premises, Lessee, at its expense, shall promptly take all action necessary to return the Premises to the condition existing prior to the appearance of such Hazardous Material and shall perform all monitoring, testing, containment clean-up and other actions required by any applicable governmental agency.

C.              Lessee's Indemnity. Lessee shall defend, hold harmless and indemnify Lessor and its agents, lenders and employees from or against any and all liabilities, obligations, damages, penalties, claims, costs (including compliance and clean-up costs), charges, expenses of attorneys, expert witnesses, engineers and other consultants which may be imposed upon, incurred by or asserted against Lessor or the Premises by reason of any contamination of the Premises or any soil in or about the Premises or any groundwater under the Premises caused by Lessee's storage, use or disposal of Hazardous Material in or about the Premises.
D.              Lessor's Indemnification. Lessor shall indemnify, defend and hold harmless Lessee from and against any and all liabilities, obligations, damages, penalties, claims, costs, (including compliance and clean-up costs), charges, expenses of attorneys, expert witnesses, engineers and other consultants which may be imposed upon, incurred by or asserted against Lessee by reason of any contamination of the Premises caused by Lessor's storage, use or disposal of Hazardous Material on or about the Premises or caused by a release of Hazardous Material by third parties which release Lessee proves occurred off the Premises.
E.              Representations and Warranties. Lessor represents and warrants that Lessor has not received nor is aware of any notification from the Department of Health Services, California Regional Water Quality Control Board, the U.S. Environmental Protection Agency or such other City, County or State authority having jurisdiction to require investigation, monitoring or remediation of any release of Hazardous Material, on, above or beneath the Premises. Lessor further represents that in the event that such notice or notices are received by Lessor, Lessor shall promptly deliver copies thereof to Lessee.
F.              Compliance. Lessee shall immediately notify Lessor of any inquiry, test, investigation, enforcement proceeding by or against Lessee or the Premises concerning Hazardous Material used, stored or disposed of by Lessee or alleged to have been used, stored or disposed of by Lessee on or about the Premises. Lessor shall have the right to appoint a consultant to conduct an investigation to determine whether Lessee has used, stored or disposed of Hazardous Material on or about the Premises. If the consultant determines that Hazardous Materials have been stored, used or disposed of by Lessee, Lessee, at its expense, shall comply with all recommendations of the consultant, including, without limitation, any recommended testing, monitoring and clean-up.
G.             Assignment and Subletting. It shall not be unreasonable for Lessor to withhold its consent to any proposed assignment or subletting if (i) the proposed assignee's or subiessee's anticipated use of the Premises involves the storage, use or disposal of Hazardous Material; (ii) if the proposed assignee or sublessee has been required by any prior Lessor, lender or governmental authority to "cleanup" Hazardous Material; (iii) if the proposed assignee or sublessee is subject to investigation or enforcement order or proceeding by any governmental authority in connection with the use, disposal or storage of a Hazardous Material.
H.              Survival. The provisions contained in this Paragraph 7 shall survive the expiration or earlier termination of this Lease.
8.              Improvements. Lessor will, at its sole expense, make improvements to the Premises as specified in Exhibit "B" attached hereto and by this reference made a part hereof. Since Lessee needs to  occupy the premise before these improvements can be completed, the improvements shall be constructed at a later date to be mutually agreed upon by Lessee and Lessor (no later than October 31, 2005, unless agreed otherwise to in writing. If the improvements include a shower, Lessee agrees to pay for all  associated costs. Lessor agrees to clean the premise throughout and deliver all mechanical, plumbing,  electrical and fire sprinkler systems shall be in good working order, condition and repair with all lighting in  proper working condition and all broken or soiled ceiling tiles shall be replaced. Lessee hereby  acknowledges that exhibit "B" may need to be modified to meet the Town of Los Gatos approval for  getting a building permit. The existing two men's restrooms do not meet handicap code so they definitely  will need reconstructed. This could affect the existing cubicles.
   9.             Taxes and Assessments.
       A.               Lessee shall pay before delinquency any and all taxes, assessments, license fees, public charges levied, assessed or imposed upon or against Lessee's fixtures, equipment, furnishings, appliances and personal property installed or located on or within the Premises. Lessee shall cause said fixtures, equipment, furnishings, furniture, appliances and personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay to Lessor the taxes attributable to Lessee within ten (10) days after receipt of a written statement from Lessor setting forth the taxes applicable to Lessee's property.
        B.             All property taxes or assessments levied or assessed or hereafter levied or assessed, by any governmental authority, against the Premises or any portion of such taxes or assessments which becomes due or accrued during the term of this Lease, shall be paid by Lessor. Lessee shall reimburse Lessor for Lessee's proportionate share of such taxes or assessments within ten (10) days of receipt of Lessor's invoice demanding such payment. Lessee's liability hereunder shall be prorated to reflect the commencement and termination dates of this Lease.
10.            Insurance.
A.              Indemnity. Lessee agrees to indemnify and defend Lessor against and hold Lessor harmless from any and all demands, claims, causes of action, judgments, obligations, liabilities, and all reasonable expenses incurred in investigating or resisting the same (including reasonable attorney's fees) on account of, or arising out of the Lessee's use or occupancy of the Premises. This Lease is made on the express condition that Lessor shall not be liable for, or suffer loss by reason of, injury to person or property, from whatever cause, in any way connected with the Lessee's use or occupancy of the Premises, specifically including, without limitation, any liability for injury to the person or property of Lessee, its agents, officers, employees, licensees and invitees.
B.              Liability Insurance. Lessee shall, at the Lessee's expense, obtain and keep in force during the term of this Lease, a policy of commercial general liability insurance insuring Lessor and Lessee, with cross-liability endorsements, against any liability arising out of the condition, use or occupancy of the Premises and Lessee's use of all areas appurtenant thereto, including parking areas. Such insurance shall be in an amount satisfactory to Lessor of not less than $3,000,000.00 Combined Single Limit for bodily injury or death and Property Damage per occurrence and annual policy aggregate. The insurance shall be with companies approved by Lessor, which approval Lessor agrees not to unreasonably withhold. Lessee shall deliver to Lessor prior to possession, a certificate of insurance evidencing the existence of the policy required hereunder, and such certificate shall certify that the policy (1) names Lessor as an additional insured, (2) shall not be canceled without thirty (30) days prior written notice to Lessor, (3) insures performance of the indemnity set forth in Sub-paragraph (A) above, subject to standard exclusions and (4) the coverage is primary and any coverage by Lessor is in excess thereto.

C.              Property Insurance. Lessor shall obtain and keep in force during the term of this Lease, a policy or policies of insurance covering loss or damage to the Premises, in the amount of the full replacement value thereof, providing protection against those perils included within the classification covering Direct Risk of physical loss with endorsement covering Special Form perils insurance, plus a policy of rental income insurance in the amount of 100% of the twelve (12) months rent (including sums payable as Additional Rent), and, at Lessor's option, earthquake insurance and flood insurance. Lessee shall have neither interest in nor any right to the proceeds of any insurance procured by Lessor on the Premises. Lessee shall, within twenty (20) days after receipt of billing, pay to Lessor as additional rent, the full cost of such insurance procured and maintained by Lessor, Lessee acknowledges that such insurance procured by Lessor shall contain a deductible which reduces Lessee's cost for such insurance and, in the event of loss or damage; Lessee shall be required to pay to Lessor the amount of such deductible.
D.              Release of Lessor. Lessee acknowledges that the insurance to be maintained by Lessor on the Premises pursuant to Sub-paragraph C above will not insure any of Lessee's property. Accordingly, Lessee, at Lessee's own expense, shall maintain in full force and effect on all its fixtures, equipment, leasehold improvements and personal property in the Premises, a policy covering Direct Risk of physical loss with endorsement covering Special Form perils insurance to the extent of at least ninety (90%) percent of their insurable value. Lessee hereby releases Lessor, and its partners, officers, agents, employees, and servants, from any and all claims, demands, loss, expense or injury to the Premises or to the furnishings, fixtures, equipment, inventory or other personal property of Lessee in, about, or upon the Premises which is caused by perils, events or happenings which are covered by insurance required by this Lease or which are the subject of insurance carried by Lessee and in force at the time of such loss. Lessee shall procure an appropriate clause in, or an endorsement to, all policies required by this Lease, or any other insurance policy maintained by Lessee with respect to the Premises or Lessee's occupancy thereof, pursuant to which the insurance company or companies waive subrogation or consent to a wavier of a right of recovery against Lessor.
E.               Mutual Waiver of Subrogation. Lessee and Lessor hereby mutually waive their respective rights for recovery against each other for any loss of or damage to the property of either party, where such loss or damage is insured by any insurance policy required to be maintained by this Lease or otherwise in force at the time of such loss or damage. Each party shall obtain any special endorsements, if required by the insurer, whereby the insurer waives its right of recovery against the other party hereto. The provisions of this Sub-paragraph E shall not apply in those instances in which waiver of subrogation would cause either party's insurance coverage to be voided or otherwise made uncollectible.
11.            Utilities. Lessee shall pay for its prorate share of all water, gas, light, heat, power, electricity and sewer charges and all of its telephone, trash pick-up, and other services supplied to or consumed on the Premises, and all taxes and surcharges thereon. There is only one electric meter for the entire 33,020 square foot building, and the contract is in the name of Lessor. Lessor shall pay for utilities (other than  telephone) to the premise and Lessee agrees to reimburse Lessor for its prorata share of the cost of said  utilities. With respect to the payment of the utilities only while a portion of the building is vacant, Lessee's prorata share of the cost of the utilities shall be forty-three and eight tenths (43.8%) percent of ninety-five (95%) percent of the amount of the utility bill and when the entire building is leased, Lessee shall pay thirty-five and seven tenths (35.7%) of the total bill. The monthly cost shall be estimated at twenty (20) cents per square foot per month and shall be paid monthly along with the monthly rent. The actual cost shall be reconciled every six months and Lessee shall either be billed for any amounts due or receive payment of any amount owed within thirty (30) days of reconciliation. Lessor agrees to use reasonable  efforts to assure Lessee that other Lessees located within the building are not consuming an inordinate  amount of electricity or gas and if Lessor determines that other Lessees within the building is doing so,  Lessor agrees to adjust the manner of payment and the allocated prorata share of the utility expenses on  an equitable basis. Lessee shall be provided with copies of all bills of all charges. In addition, the cost of any utility services supplied to the Outside Area shall be an Outside Area Charge and Lessee shall pay its share of such cost to Lessor as provided in Paragraph 13 below.
12.           Repairs and Maintenance.
A.              Subject to provisions of Paragraph 17, Lessor shall keep and maintain the roof (including the roof structure and membrane), paving, structural elements, landscaping, irrigation, the exterior walls of the building in which the Premises are located and all common areas in good order and repair. Except for the cost of keeping and maintaining the structural elements of the building foundations,  exterior walls (excluding painting) and roof structure only, which shall be borne solely by Lessor, Lessee shall reimburse Lessor for its proportionate share of said expense within ten (10) days of Lessee's receipt of Lessor's invoice demanding payment. If, however, any repairs or maintenance are required because of an act or omission of Lessee, or its agents, employees, or authorized representatives, Lessee shall pay to Lessor upon demand 100% of the costs of such repair or maintenance.
B.              Except as expressly provided in Sub-paragraph (A) above, Lessee shall at its sole cost, keep and maintain the entire Premises and every part thereof, including, without limitation, the windows, window frames, plate glass, glazing, truck doors, doors, all door hardware, interior of the Premises, interior walls and partitions, and the electrical, plumbing, heating and air-conditioning systems in good and sanitary order, condition and repair.
Lessee shall, at all times during the Lease term, have in effect a service contract for the maintenance of the heating, ventilating and air-conditioning (HVAC) equipment with a HVAC repair and -maintenance contractor approved by Lessor which provides for periodic inspection and servicing at least once every three (3) months during the term hereof and shall provide Lessor with a copy of such contra and all periodic service reports.
Should Lessee fail to maintain the Premises or make repairs required of Lessee hereunder forthwith upon notice from Lessor, Lessor, in addition to all other remedies available hereunder or by law, and without waiving any alternative remedies, may make the same, and in that event, Lessee shall reimburse Lessor as additional rent for the reasonable cost of such maintenance or repairs on the next date upon which rent becomes due.
Lessee hereby expressly waives the provisions of Sub-section 1 of Section 1932, and Sections 1941 and 1942 of the Civil Code of California and all rights to make repairs at the expense of Lessor, as provided in Section 1942 of said Civil Code.
13.            Outside Area. Subject to the terms and conditions of this Lease and such rules and regulations as Lessor may from time to time prescribe, Lessee and Lessee's employees, invitees and customers shall, in common with other occupants of the parcel on which the Premises are located, and their respective employees, invitees and customers, and others entitled to the use thereof, have the nonexclusive right to use the access roads, parking areas and facilities provided and designated by Lessor for the general use and convenience of the occupants of the parcel on which the Premises are located, which areas and facilities are referred to herein as "Outside Area". This right shall terminate upon the termination of this Lease. Lessor reserves the right from time to time to make changes in the shape, size, location, amount and extent of the Outside Area. Lessor further reserves the right to promulgate such reasonable rules and regulations relating to the use of the Outside Area, and any part or parts thereof, as Lessor may deem appropriate for the best interest of the occupants of the parcel. The rules and regulations shall be binding upon Lessee upon delivery of a copy of them to Lessee, and Lessee shall abide by them and cooperate in their observance. Such rules and regulations may be amended by Lessor from time to time, with or without advance notice, and all amendments shall be effective upon delivery of a copy to Lessee, provided such regulation does not interfere with Lessee's quiet enjoyment.

Lessee shall have the non-exclusive use of 42 parking spaces in the Outside Area as designated from time to time by Lessor. Lessee shall not at any time park or permit the parking of Lessee's trucks or other vehicles, or the trucks or other vehicles of others, adjacent to the loading areas so as to interfere in any way with the use of such areas, nor shall Lessee at any time park or permit the parking of Lessee's vehicles or trucks, or the vehicles or trucks of Lessee's suppliers or others, in any portion of the Outside Area not designated by Lessor for such use by Lessee. Lessee shall not abandon any inoperative vehicles or equipment on any portion of the Outside Area.
Lessor shall operate, manage, maintain and repair the Outside Area in good order, condition and repair. The manner in which the Outside Area shall be maintained and the expenditures for such maintenance shall be at the discretion of the Lessor. The cost of such repair, maintenance, operation and management, including without limitation, maintenance and repair of landscaping, irrigation systems, paving, sidewalks, fences and lighting, shall be an Outside Area Charge and Lessee shall pay to Lessor its share of such costs as provided in Paragraph 14 below.
     14.          Outside Area Charges. Lessee shall pay to Lessor, as additional rent, upon demand but not more often than once each calendar month, an amount equal to thirty-five and seven tenths(35.7%) percent of the fair and reasonable Outside Area Charges as defined in this Lease. Lessee acknowledge and agrees that the Outside Area Charges shall include an additional five (5%) percent of the actual expenditures in order to compensate the Lessor for accounting and processing services. The Outside Area Charges shall be documented by Lessor.
15.           Alterations and Additions. Except for installations and construction of non-structural  improvements and installations costing less than $10,000 accumulative in any given year, Lessee shall not make, or suffer to be made, any alterations, improvements, or additions in, on or about, or to the Premises or any part thereof, without the prior written consent of Lessor, and without a valid building permit issued by the appropriate governmental authority. Lessor retains, at his sole option, the right to perform all repairs, alterations, improvements or additions in, or about, or to said Premises or any part thereof. As a condition to giving such consent, Lessor may require that Lessee agree to remove any such alterations, improvements or additions at the termination of this Lease, and to restore the Premises to their prior condition, provided that Lessor informs Lessee that Lessee shall be required to remove same at the time  that Lessor grants Lessee the right to make such alteration, improvement or addition to the premises. Any alteration, addition, or improvement to the Premises, except movable furniture and trade fixtures not affixed to the Premises, shall become the property of the Lessor upon installation, and shall remain upon and be surrendered with the Premises at the termination of this Lease. Alterations and additions, which are not to be deemed as trade fixtures include heating, lighting, electrical systems, air-conditioning, partitioning, electrical signs, carpeting or any other installation which has become an integral part of the Premises. In the event Lessor consents to Lessee's making any alterations, improvements or additions, Lessee shall notify Lessor in writing at least fifteen (15) days prior to commencing work and Lessee shall be responsible for the timely posting of notices of non-responsibility on Lessor's behalf, providing that Lessor shall be responsible for executing and recording said notices and delivering the same to Lessee for posting, which shall remain posted until completion of the alterations, additions, or improvements. Lessee's failure to notify Lessor within the time period provided in the preceding sentence shall be a breach of this Lease.
If, during the term hereof, any alteration, change or addition of any sort through all or any portion of the Premises or of the building of which the Premises form a part, is required by law, regulation, ordinance or order of any public agency, Lessee, at its sole cost and expense, shall promptly make the same. Lessee's payment shall be determined by multiplying Lessee's prorate share of the cost of said  improvement by a fraction the numerator of which is the number of months remaining on the lease and  the denominator of which is the generally accepted useful life of the improvement.
16.           Acceptance of the Premises and Covenant to Surrender. By entry and taking possession of Premises to this Lease, Lessee accepts the Premises as being in good and sanitary order, condition and repair and accepts Premises in their condition existing as of date of such entry subject to Lessor's  responsibility to nevertheless perform all of its obligations described in Paragraph 8 and Exhibit B of this  Lease within a time mutually agreed to by both Lessee and Lessor.
Subject to Paragraphs 17 and 18, Lessee agrees on the last day of the term hereof, or on sooner termination of this Lease, to surrender the Premises in substantially the same condition as  received (and as modified in accordance with the improvements described in Exhibit B) together with all alterations, additions and improvements which may have been made in, to or on the Premises by Lessor or Lessee, unto Lessor in good and sanitary order, condition and repair, excepting for such wear and tear as would be normal for the period of Lessee's occupancy. Lessee, on or before the end of term or sooner termination of this Lease, shall remove all personal property and trade fixtures from the Premises, and all property not so removed shall be deemed to be abandoned by Lessee. Lessee further agrees that at the end of the term or sooner termination of this Lease, Lessee, at its sole expense shall have the carpets steam cleaned, the walls and columns painted, the floors waxed, any damaged ceiling tiles replaced, the windows cleaned, the drapes cleaned and any damaged doors replaced.
If the Premises are not surrendered at the end of the term or sooner termination of this Lease, Lessee shall indemnify Lessor against loss or liability resulting from delay by Lessee in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay.
17.           Default. In the event of any default under the terms of this Lease by Lessee, or an abandonment of the Premises by the Lessee, the Lessor has the option of: (1) removing all persons and property from the Premises and repossessing the Premises, in which case any of the Lessee's property which Lessor removes from the Premises may be stored in a public warehouse or elsewhere at the cost of, and for the account of Lessor or, (2) allowing the Lessee to remain in full possession and control of the Premises. If the Lessor chooses to repossess the Premises, the Lease will automatically terminate in accordance with the provisions of California Civil Code Section 1951.2. In the event of such termination of the Lease, Lessor may recover from the Lessee: (1) the worth at the time of award of unpaid rent which had been earned at the time of termination, including interest at the maximum rate an individual is permitted by law to charge; (2) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided, including interest at the maximum rate an individual is permitted by law to charge; (3) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (4) any other amount necessary to compensate the Lessor for all the detriment proximately caused by the Lessee's failure to perform his obligations under the Lease or which, in the ordinary course of things, would be likely to result therefrom. "The worth at the time of the award", as used in (1) and (2) of this paragraph is to be computed by allowing interest at the maximum rate an individual is permitted by law to charge. "The worth at the time of the award", as referred to in (3) of this paragraph is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one (1%) percent.

If Lessor chooses not to repossess the Premises, but allows the Lessee to remain in full possession and control of the Premises, then in accordance with provisions of California Civil Code Section 1951.4, the Lessor may treat the Lease as being in full force and effect, and may collect from the Lessee all rents as they become due through the termination date of the Lease, as specified in the Lea For the purpose of this paragraph, the following do not constitute a termination of Lessee's right to possession:
a)	Acts of maintenance or preservation, or efforts torelet the property.
b)	The appointment of a receiver on the initiative of theLessor to protect his interest under this Lease.
Lessee shall be liable immediately to Lessor for all costs Lessor incurs in reletting the Premises, including, without limitation, brokers' commissions, expense of remodeling the Premises required by the reletting, and like costs. Reletting can be for a period shorter or longer than the remaining term of this Lease. Lessee shall pay to Lessor the rent due under this Lease on the dates the rent is due, less the rent the Lessor receives from any reletting. No act by Lessor allowed by this Section shall terminate this Lease unless Lessor notifies Lessee that Lessor elects to terminate this Lease. After Lessee's default, and for as long as Lessor does not terminate Lessee's right to possession of the Premises, if Lessee obtains Lessor's consent, Lessee shall have the right to assign or sublet its interest in this Lease, but Lessee shall not be released from liability. Lessor's consent to proposed assignment or subletting shall not be unreasonably withheld.
If Lessor elects to relet the Premises as provided in this Paragraph, rent that Lessor receives from reletting shall be applied to the payment of
First, any indebtedness from Lessee to Lessor other than rent due  from Lessee;
Second, all costs, including for maintenance, reasonably incurred by Lessor in reletting;
Third, rent due and unpaid under this Lease. After deducting payment referred to in this Paragraph, any sum remaining from rent Lessor receives from reletting shall be applied in payment of future rent as rent becomes due under this Lease. If on the date rent is due under this Lease, the rent received from reletting is less than the rent due on that date, Lessee shall pay to Lessor, in addition to remaining rent due, all costs, including for maintenance, Lessor incurred in reletting that remain after applying rent received from the reletting, as provided in this paragraph.

Lessor at any time after Lessee commits a default can cure the default at Lessee's cost. If Lessor at any time, by reason of Lessee's default, pays any sum or does any act that requires the payment of any sum, the reasonable sum paid by Lessor shall be due immediately from Lessee to Lessor at the time the sum is paid, and if paid at a later date shall bear interest at the maximum rate an individual is permitted by law to charge from the date the sum is paid by Lessor until Lessor is reimbursed by Lessee. The sum, together with interest on it, shall be additional rent.
Rent not paid within five (5) business days after becoming due shall bear interest at the maximum rate an individual is permitted by law to charge from the date due until paid.
18.               Damage or Destruction.
(a)             Uninsured Minor Casualty. In the event that any portion of the Premises are destroyed or damaged by an uninsured peril, Lessor or Lessee may, upon written notice to the other, given within thirty (30) days after the occurrence of such damage or destruction, elect to terminate this Lease; provided, however, that either party may, within thirty (30) days after receipt of such notice, elect to make any required repairs and/or restoration at such party's sole cost and expense, in which event this Lease shall remain in full force and effect, and the party having made such election to restore or repair shall thereafter diligently proceed with such repairs and/or restoration.
(b)              Insured Major Casualty. In the event the Premises are damaged or destroyed from any insured peril to the extent of thirty-three (33%) percent or more of the then replacement cost of the Premises Lessor may, upon written notice to Lessee, given within thirty (30) days after the occurrence of such damage or destruction, elect to terminate this Lease. If Lessor does not give such notice in writing within such period, Lessor shall be deemed to have elected to rebuild or restore the Premises, in which event Lessor shall, at its expense, promptly rebuild or restore the Premises to their condition prior to the damage or destruction and Lessee shall pay to Lessor upon commencement of reconstruction the amount of any deductible from the insurance policy.
(c)             Insured Minor Casualty. In the event the Premises are damaged or destroyed from any insured peril to the extent of less than thirty-three (33%) percent of the then replacement cost of the Premises, Lessor shall, at Lessor's expense, promptly rebuild or restore the Premises to their condition prior to the damage or destruction and Lessee shall pay to Lessor upon commencement of reconstruction the amount of any deductible from the insurance policy.

In the event that, pursuant to the foregoing provisions, Lessor is to rebuild or restore the Premises, Lessor shall, within thirty (30) days after the occurrence of such damage or destruction, provide Lessee with written notice of the time required for such repair or restoration. If such period is longer than two hundred seventy (270) days from the issuance of a building permit, Lessee may, within thirty (30) days of receipt of Lessor's notice, elect to terminate the Lease by giving written notice to Lessor of such election, whereupon the Lease shall immediately terminate. The period of time for Lessor to complete the repair or restoration shall be extended for delays caused by the fault or neglect of Lessee or because of acts of God, acts of stormy weather, inability to obtain materials, supplies or fuels, acts of contractors or subcontractors, or delay of contractors or subcontractors due to such causes or other contingencies beyond the control of Lessor. Lessor's obligation to repair or restore the Premises shall not include restoration of Lessee's trade fixtures, equipment, merchandise, or any improvements, alterations or additions made by Lessee to the Premises.
Unless this Lease is terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect; provided, however, that during any period of repairs or restoration, rent and all other amounts to be paid by Lessee on account of the Premises and this Lease shall be abated in proportion to the area of the Premises rendered not reasonably suitable for the conduct of Lessee's business thereon. Lessee hereby expressly waives the provisions of Section 1932, Subdivision 2 and Section 1933, Subdivision 4 of the California Civil Code.
19.           Condemnation. If any part of the Premises shall be taken for any public or quasi-public us under any statute or by right of eminent domain, or private purchase in lieu thereof, and a part thereof remains, which is susceptible of occupation and use hereunder, this Lease, shall, as to the part so taken, terminate as of the date title shall vest in the condemner or purchase, and the rent payable hereunder shall be adjusted so that the Lessee shall be required to pay for the remainder of the term only such portion of such rent as the value of the part remaining after such taking bears to the value of the entire Premises prior to such taking. Lessor and Lessee shall have the option to terminate this Lease in the event that such taking causes a reduction in rent payable hereunder by fifty (50%) percent or more. If all of the Premises or such part thereof be taken so that there does not remain a portion susceptible for occupation and use hereunder, as reasonably necessary for Lessee's conduct of its business as contemplated in this Lease, this Lease shall thereupon terminate. If a part or all of the Premises be taken, all compensation awarded upon such taking shall go to the Lessor, and the Lessee shall have no claim thereto and the Lessee hereby irrevocably assigns and transfers to the Lessor any right to compensation or damages to which the Lessee may become entitled during the term hereof by reason of the purchase or condemnation of all or a part of the Premises.
If this Lease is terminated by either Lessor or Lessee pursuant to this Paragraph 18, Lessor shall receive (and Lessee shall assign to Lessor upon demand from Lessor) any and all income, rent, award or interest thereon which may be paid or owed in connection with the exercise of such power of eminent domain or conveyance in lieu thereof and Lessee shall have no claim against Lessor except that Lessee shall have the right to recover its share of any award or consideration for (a) moving expenses; (b) loss or damage to Lessee's trade fixtures, furnishings, equipment and other personal property; and (c) business goodwill.
20.           Free from Liens. Lessee shall (1) pay for all labor and services performed and for materials used by or furnished to Lessee, or any contractor employed by Lessee with respect to the Premises, and (2) indemnify, defend and hold Lessor and the Premises harmless and free from any liens, claims, demands, encumbrances or judgments created or suffered by reason of any labor or services performed for materials used by or furnished to Lessee or any contractor employed by Lessee with respect to the Premises and (3) give notice to Lessor in writing five (5) days prior to employing any laborer or contractor to perform services related, or receiving materials for use upon the Premises, and (4) shall post, on behalf of Lessor, a notice of non-responsibility in accordance with the statutory requirements of California Civil Code Section 3094, or any amendment thereof, provided that Lessor shall be responsible for executing and recording such notices. In the event an improvement bond with a public agency in connection with the above is required to be posted, Lessee agrees to include Lessor as an additional obligee.
21.           Compliance with Laws, Subject to the provisions of Paragraph 14 above, Lessee shall, at its own cost, comply with and observe all requirements of all municipal, county, state and federal authority now in force, or which may hereafter be in force, pertaining to the use and occupancy of the Premises.
22.           Subordination. Lessee agrees that this Lease shall, at the option of Lessor, be subjected an subordinated to any mortgage, deed of trust, or other instrument of security, which has been or shall be placed and this subordination is hereby made effective without any further act of Lessee or Lessor. The Lessee shall, at any time hereinafter, on demand, execute any instruments, releases or other documents that may be required by any mortgage, mortgagor, or trustor or beneficiary under any deed of trust or other instrument of security. If Lessee fails to execute and deliver any such documents or instruments, Lessee irrevocably constitutes and appoints Lessor as Lessee's special attorney-in-fact to execute and deliver any such documents or instruments.
However, the provisions of this Paragraph 21 shall not be effective with respect to the interest of any successor to Lessor unless and until such successor shall have delivered to Lessee a written non-disturbance agreement for the benefit of Lessee, to the effect that this Lease shall not be terminated in the event of any default under any ground lease or underlying lease or any foreclosure or sale pursuant to the terms of any mortgage or deed of trust, so long as Lessee is not in default (after the expiration of all applicable cure periods) under the terms of this Lease, and Lessee agrees to attorn to and become the Lessee of Lessor's successor. In addition, Lessor shall use its best efforts to obtain such a written non-disturbance agreement from all existing lien holders having an interest in the Premises. So long as Lessee pays all rentals required hereunder and observes and performs all of the covenants, conditions and provisions on Lessee's part to be observed and performed hereunder, Lessee shall have quiet possession of the Premises for the entire Lease term, subject to all the provisions of this Lease.
23.           Abandonment. Lessee shall not vacate nor abandon the Premises at any time during the term. If Lessee shall abandon, vacate or surrender said Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Lessee and left on the Premises shall be deemed to be abandoned at the option of Lessor, except such property as may be mortgaged to Lessor; provided, however, that Lessee shall not be deemed to have abandoned or vacated the Premises so long as Lessee continues to pay all rents as and when due and otherwise pursuant to terms and conditions of the Lease.
24.           Assignment and Subletting. Lessee's interest in this Lease is not assignable by operation of law or otherwise nor shall Lessee have the right to sublet the Premises, transfer any interest of Lessee's therein or permit any use of the Premises by another party, without prior written consent of Lessor to such assignment, subletting or transfer of use, which consent shall not be unreasonably conditioned or delayed or withheld.

If Lessee is a partnership: a withdrawal or change, voluntary, involuntary or by operation of law of any partner(s) owning fifty (50%) percent or more of the partnership, or the dissolution of the partnership, shall be deemed a voluntary assignment.
If Lessee consists of more than one person, a purported assignment, voluntary, involuntary or by operation of law, from one person to the other or from a majority of persons to the others, shall be deemed a voluntary assignment.
If Lessee is a corporation, any dissolution, merger, consolidation, or other reorganization of Lessee, or the sale or other transfer of a controlling percentage of capital stock of Lessee, or sale of at least fifty-one (51%) percent of the value of assets of Lessee, shall be deemed a voluntary assignment. The phrase, "controlling percentage" means ownership of and right to vote, stock possessing at least fifty-one (51%) percent of the total combined voting power of all classes of Lessee's capital stock issued, outstanding, and entitled to vote for election of directors. This Paragraph shall not apply to corporation the stock of which is traded through an exchange or over the counter.
Lessor's prior consent shall not be required for any assignment, sublease or other transfer of Lessee's interest in the Premises or this to any corporation with which Lessee may merge or consolidate or become affiliated as a parent, subsidiary, holding company or otherwise, or to an entity in which Lessee has a controlling interest, provided that any such transfer shall not result in Lessee's being released or discharged from any liability under this Lease and such assignee has equal or greater financial strength. Sublessee or transferee shall, prior to taking possession of the Premises, deliver to Lessor written notice of the transfer and its terms, covenants, conditions and provisions of the Lease, including without limitation the provisions regarding the use of the Premises.
In the event of any such subletting or transfer which is consented to, or not consented to, by Lessor, a sublessee agrees to pay monies or other consideration whether by increased rent or otherwise, in excess of or in addition to those provided for herein, then all such excess or additional monies or other consideration shall be paid solely to Lessor after first subtracting Lessee's direct cost of reasonable  market real estate fees, attorney's fee and tenant improvements incurred as a result of said subletting or  transfer, and this shall be one of the conditions to obtaining Lessor's consent.
Lessee immediately and irrevocably assigns to Lessor, as security for Lessee's obligations under this Lease, all rent from any subletting of all or part of the Premises as permitted by this Lease, and Lessor, as assignee and as attorney-in-fact for Lessee, or a receiver for Lessee appointed on Lessor's application, may collect such rent and apply it toward Lessee's obligations under this Lease; except that until the occurrence of an act of default by the Lessee, Lessee shall have the right to collect such rent.
A consent to or assignment, subletting, occupation or use by another party shall not be deemed to be a consent to any subsequent assignment, subletting, occupation or use by another party. Any assignment or subletting without such consent shall be void and shall at the option of Lessor, terminate this Lease. Lessor's waiver or consent to any assignment or subletting hereunder shall not relieve Lessee from any obligation under this Lease unless the consent shall so provide. If Lessee requests Lessor to consent to a proposed assignment or subletting, Lessee shall pay to Lessor, whether or not consent is ultimately given, Lessor's reasonable attorney's fees incurred in conjunction with each such request.

Notwithstanding the forgoing, Lessor consents to Lessee subletting to ALCIS Corporation.
25.           Parking Charges. Lessee agrees to pay upon demand, based on its percent of occupancy of the entire building, its pro-rata share of any parking charge, surcharges, or any other cost hereafter levied or assessed by local, state or federal governmental agencies in connection with the use of parking facilities serving the Premises including without limitation, parking surcharges imposed by or under authority of the Federal Environmental Protection Agency.
26.           Insolvency on Bankruptcy. Either (a) the appointment of a receiver to take possession of all or substantially all of the assets of Lessee, or (b) a general assignment by Lessee for the benefit of creditors or (c) any action taken or suffered by Lessee under any insolvency or bankruptcy act shall constitute a breach of this Lease. Upon the happening of any such event, this Lease shall terminate ten (10) days after written notice of termination from Lessor to Lessee. This section is to be applied consistent with applicable state and federal law in effect at the time such event occurs.
Any action referred to above which is suffered involuntarily by Lessee shall not constitute an unauthorized assignment or transfer or a breach of this Lease by Lessee if Lessee shall successfully dismiss any action or proceeding in connection therewith within sixty (60) days of the filing thereof. In such event, Lessor shall not be entitled to exercise its remedies described in said Section until the expiration of such sixty (60)-day period, provided that Lessee shall diligently pursue such dismissal.
27.           Lessor Loan or Sale. Lessee agrees promptly following request by Lessor to (a) execute and deliver to Lessor any documents including estoppel certificates presented to Lessee by Lessor, (i) certifying that this Lease is unmodified and in full force and effect, or if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect and the date to which the rent and other charges are paid in advance, and (ii) acknowledging that there are not, to Lessee's knowledge, any uncured defaults on the part of Lessor hereunder, and (iii) evidencing the status of the Lease as may be required by either a lender making a loan to Lessor, to be secured by deed of trust or mortgage covering the Premises, or a purchaser of the Premises from Lessor and (b) if requested by any bona fide lender of Lessor or purchaser of the Premises, to deliver to Lessor current financial statements of Lessee, including a balance sheet and profit and loss statement for the current fiscal year and the two (2) immediately prior fiscal years, all prepared in accordance with generally accepted accounting principles consistently applied. Lessee's failure to deliver an estoppel certificate within ten (10) days following such request shall constitute a default under this Lease and shall be conclusive upon Lessee that this Lease is in full force and effect and has not been modified except as may be represented by Lessor. If Lessee fails to deliver the estoppel certificate within ten (10) days, Lessee irrevocably constitutes and appoints Lessor as its special attorney-in-fact to execute and deliver the certificate to any third party.
28.           Surrender of Lease. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work a merger nor relieve Lessee of any of Lessee's obligations under this Lease, and shall, at the option of Lessor, terminate all or any existing subleases or subtenancies, or may, at the option of Lessor, operate as an assignment to him of any or all such subleases or subtenancies.
29.           Attorneys' Fees. If for any reason, any suit be initiated to enforce any provisions of this Lease, the prevailing party shall be entitled to legal costs, expert witness expenses and reasonable attorneys' fees as fixed by the court.
30.           Notices. All notices to be given to Lessee may be given in writing personally or by depositing the same in the United States mail, postage prepaid, and addressed to Lessee at the said Premises. Any notice or document required or permitted by this Lease to be given Lessor shall be addressed to Lessor at the address set forth below, or at such other address as it may have theretofore specified by notice delivered in accordance herewith:

LESSOR:         Vasona Business Park
718 University Avenue, Suite 217
Los Gatos, California      95032

LESSEE:           Procera Networks
100C Cooper Ct.
Los Gatos, California      95032

29.           Attorneys' Fees. If for any reason, any suit be initiated to enforce any provisions of this Lease, the prevailing party shall be entitled to legal costs, expert witness expenses and reasonable attorneys' fees as fixed by the court.
30.           Notices. All notices to be given to Lessee may be given in writing personally or by depositing the same in the United States mail, postage prepaid, and addressed to Lessee at the said Premises. Any notice or document required or permitted by this Lease to be given Lessor shall be addressed to Lessor at the address set forth below, or at such other address as it may have theretofore specified by notice delivered in accordance herewith:

LESSOR:         Vasona Business Park
718 University Avenue, Suite 217
Los Gatos, California      95032

LESSEE:           Procera Networks
100C Cooper Ct.
Los Gatos, California      95032

31.           Transfer of Security. If any security be given by Lessee to secure the faithful performance of all or any of the covenants of this Lease on the part of Lessee, Lessor may transfer and/or deliver the security, as such, to the purchaser of the reversion in the event that the reversion be sold, and thereupon Lessor shall be discharged from any further liability in reference thereto, upon the assumption by such transferee of Lessor's obligations under this Lease.
32.           Waiver. The waiver by Lessor or Lessee of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant or condition of this Lease, other than the failure of Lessee to pay the particular rental so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.
33.           Holding Over. Any holding over after the expiration of the term or any extension thereof, with the consent of Lessor, shall be construed to be a tenancy from month-to-month, at a rental of one and one-half times the previous month's rental rate per month, and shall otherwise be on the terms and conditions herein specified, so far as applicable.
34.        Limitation on Lessor's Liability. If Lessor is in default of this Lease, and as a consequence essee recovers a money judgment against Lessor, the judgment shall be satisfied only out of the proceeds of sale received on execution of the judgment and levy against the right, title and interest of Lessor in the Premises, or in the building, other improvements and land of which the Premises are part, and out of rent or other income from such real property receivable by Lessor or out of the consideration received by Lessor from the sale or other disposition of all or any part of Lessor's right, title and interest in the Premises or in the building, other improvement and land of which the Premises are part. Neither Lessor nor any of the partners comprising the partnership designated as Lessor shall be personally liable for any deficiency.
35.           Stock Warrants: As consideration for entering into this lease, Tenant agrees to grant Lessor 25,000 warrants of its company stock at a strike price equal to the prevailing market price as of the effective date of this lease.
36.           Furniture and Equipment. The existing cubicles shall be included in the leased premises. The cubicles are for Lessees use only. The ownership of the cubicles is to remain with Lessor.
37.          Miscellaneous.
a)	Time is of the essence of this Lease, and of each and all of its provisions.
b)	The term "Building" shall mean the building in which the Premises are situated.
c)
If the Building is leased to more than one tenant, then each such tenant, its agents, officers, employees and invitees, shall have the non-exclusive right (in conjunction with the use of the part of the building leased to such tenant) to make reasonable use of any driveways, sidewalks and parking areas located on the parcel of land on which the Building is situated, except such parking areas as may from time to time be leased for exclusive use by other tenant(s).

d)
Lessee's such reasonable use of parking areas shall not exceed that percent of the total parking areas which is equal to the ratio which floor space of the Premises bears to floor space of the Building.

e)	The term "assign" shall include the "transfer".
f)	The invalidity or unenforceability of any provision of this Lease shall not affect the validity or enforceability of the remainder of this Lease.
g)	All parties hereto have equally participated in the preparation of this Lease.
h)	The headings and titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part thereof.
i)
Lessor has made no representation(s) whatsoever to Lessee (express or implied) except as may be expressly stated in writing, signed by all of the parties hereto or their respective successors in interest.

j)
This instrument contains all of the agreements and conditions made between the parties hereto, and may not be modified orally or in any other manner than by agreement in writing, signed by all of the parties hereto or their respective successors in interest.

k)	It is understood and agreed that the remedies herein given to Lessor shall be cumulative, and the exercise of any one remedy by Lessor shall not be to the exclusion of any other remedy.
I)
The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto; and all of the parties hereto shall jointly and severally be liable hereunder.

m)	This Lease has been negotiated by the parties hereto and the language hereof shall not be construed for or against either party.
n)	All exhibits to which reference is made are deemed incorporated into his Lease, whether or not actually attached.

IN WITNESS HEREOF, Lessor and Lessee have executed this Lease on the date first above written.
LESSOR; Vasona Business Park                                                                   LESSEE:  Procera Networks

BY:	/s/	BY:	/s/

Date:	May 4, 2005	Date:	May 3, 2005

By:	/s/

Date:	May 4, 2005

By:	/s/

Date: May 4, 2005